Exhibit (c)(iv) Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Special Committee Update and Preliminary Valuation Discussion Project Orange August 19, 2022 PRELIMINARY AND CONFIDENTIAL DRAFT

Executive Summary *** • Management has prepared and the Board has approved financial forecasts –Morgan Stanley has prepared a preliminary valuation analysis based on the forecasts (1) • Share price was up 6% on the back of successful quarterly earnings results. Now trading at $20.80 Notes 1. Share price increase calculated based on spike post-earnings release on 8/4/2022. Current share price as of closing 8/16/2022. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Outreach Summary Company Connected*** Earnings Pack NDA Signed MP Scheduled Meeting Held Data Pack Sent Sponsors ✓✓✓✓ ✓✓✓✓✓ ✓✓✓✓✓ ✓✓✓✓✓ ✓✓✓✓ ✓✓✓ ✓✓✓ ✓✓✓ ✓✓ ✓ PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

Outreach Summary *** Company Connected Earnings Pack NDA Signed MP Scheduled Meeting Held Data Pack Sent Strategics ✓ ✓ No Interest ✓✓✓✓✓ ✓✓ ✓ ✓ Insider ✓ PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4

Management Presentation Schedule Project Orange 16 Parties Contacted Sunday Monday Tuesday Wednesday Thursday Friday Saturday *** • 4 Meetings Held 7 8 9 10 11 12 13 • 3 Meetings Scheduled Management Management • 2 To Be Scheduled Presentation Presentation • 3 Has Not Requested NDA • • 14 15 16 17 18 19 20 To Be Scheduled: Management Management Management • Presentation Presentation Presentation • • • • 21 22 23 24 25 26 27 Management Management Presentation Presentation *** NDA/Engagement Under • • Consideration: • • 28 29 30 31 • Management Availability Provided (1 session per day) Contemplated Bid Date PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 5

Process Timeline July August September 25 26 27 28 29 1 2 3 4 5 8 9 10 11 12 15 16 17 18 19 22 23 24 25 26 29 30 31 1 2 5 6 7 8 9 12 13 14 15 16 Prepare Marketing, Forecast and Initial Diligence Q2'22 Earnings Announcement Management Presentations Targeted Diligence Sessions Initial Bid Date Confirmatory Diligence and Negotiate Merger Sign & Announce PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 6

SECTION 1 Standalone Forecasts Overview PRELIMINARY AND CONFIDENTIAL DRAFT 7

Valuation Consideration Pros Cons • Questions about ultimate size of TAM • Growth above peer group at >35% YoY • Current / Future Competition • Highly recurring business model (108% net retention) • Future growth at-scale • Strong profits (FCF margin of 25%+, Rule of 60+) • High exposure to SMB market • Category leader • Technology content / differentiation PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 8

(1)(2) Overview of Street vs. Management Plan Total Revenue Gross Profit $MM $MM $697 $622 $555 $490 $440 $381 $569 $490 $336 $490 $290 $422 $246 $415 $355 $175 $334 $289 $121 $211 $148 $100 Total Revenue Growth Gross Profit Margin % % 59.1% 36.3% 89.2% 45.0% 31.2% 88.3% 40.8% 26.1% 25.6% 86.5% 86.3% 35.4% 24.5% 86.5% 86.2% 86.2% 85.7% 85.6% 18.0% 84.7% 16.2% 82.9% Actuals Street Management Street Extrapolations Notes: 1. Street financials represent Thomson consensus estimates as of 8/12/2022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 9

(1)(2) Overview of Street vs. Management Plan (Cont’d) Adj. EBITDA Levered Free Cash Flow $MM $MM $213 $208 $151 $132 $107 $92 $137 $75 $121 $71 $121 $53 $105 $89 $42 $82 $37 $66 $19 $16 $49 $1 Adj. EBITDA Margin Levered Free Cash Flow Margin % % 29.8% 30.6% 28.9% 27.5% 27.3% 24.4% 23.8% 21.0% 25.2% 24.7% 24.6% 24.0% 17.1% 15.7% 16.0% 21.2% 18.2% 17.1% 16.0% 14.6% 0.8% 9.0% Actuals Street Management Street Extrapolations Notes: 1. Street financials represent Thomson consensus estimates as of 8/12/2022 2. Management reflects forecast provided by Management on 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT STANDALONE FORECASTS OVERVIEW 10

SECTION 2 Preliminary Valuation Perspectives PRELIMINARY AND CONFIDENTIAL DRAFT 11

Morgan Stanley

# Orange Performance Has Been Volatile Since IPO, Particularly During Recent Market Turbulence…

## Orange Capitalization

$MM, unless otherwise noted (1)

| | |
|---|---|
| Share Price | $20.21 |
| FDSO | 185 |
| Fully Diluted Equity Value | $3,744 |
| (-) Cash | (315) |
| (+) Debt | 0 |
| Aggregate Value | $3,428 |
| AV / CY 2022E Revenue | 10.3x |
| AV / CY 2023E Revenue | 8.3x |

## Share Price Performance Since IPO (1)(2)



Price per Share ($)
Volume (MM)
40
35
30
25
20
15
10
15
12
9
6
3
0
7/2/2021: Kaseya ransomware attack
10/212021: Orange announces it will acquire SecurityAdvisor and intruduce a New Information Security category titled "Human Detection and Response"
5/3/2022: Broader market volatility amid heightened uncertainty around inflation, quantitative tightening, China slowdown and Russia / Ukraine war
2/16/2022: Orange announces transition of Co-President and CFO Krish Venkataraman to Board of Directors
6/24/2022: Orange is added to the Russell 1000 Index
6/8/2021: Orange launches new Compliance Plus Training Module
8/19/2021: Orange launches Resource Kit to defend against mounting cyber attacks
11/10/2021: Orange announces upsize and pricing of proposed Follow-On Offering
3/10/2022: Orange appoints Robert "Bob" Reich as new Chief Financial Officer
6/23/2021: Orange adds Michael Williams as new Chief Marketing Officer
8/12/2021: Orange announces Upsize and Pricing of Follow-On Offering
11/16/2021: Orange completes acquisition of SecurityAdvisor
7/20/2021: SolarWinds Closes Spin-Off of N-Able
9/16/2021: Orange releases 2021 State of Privacy and Security Awareness Report
2/24/2022: Russia invades Ukraine
$20.21
Apr-21
May-21
Jul-21
Aug-21
Sep-21
Nov-21
Dec-21
Jan-22
Feb-22
Apr-22
May-22
Jun-22
Aug-22
Volume
Price

Source: Capital IQ

Notes:
1. Market data as of 8/12/2022
2. High and low based on closing prices as of Capital IQ

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

PRELIMINARY VALUATION PERSPECTIVES 12

Since IPO, Orange Share Price Has Outperformed Peers… (1)(2) Since Orange IPO Share Price Performance Indexed to 100 (%) 225 200 175 150 26% 125 3% 100 (3%) 75 (23%) 50 Apr-21 May-21 Jul-21 Aug-21 Sep-21 Nov-21 Dec-21 Jan-22 Feb-22 Apr-22 May-22 Jun-22 Aug-22 Orange High Growth Software High Growth Security S&P 500 Source: Capital IQ Notes: 1. Market data and Thomson estimates as of 8/12/2022 2. Median of each category shown; High Growth Software includes: Atlassian, Docusign, Smartsheet, Jamf, ZoomInfo, Asana, Sprout Social, Avalara, Pagerduty, Hubspot; High Growth Security includes: Crowdstrike, Okta, Qualys, Rapid7, Tenable, Zscaler PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 13

…With Valuation Multiples Converging on Those of Peers Over Time (1)(2) Since Orange IPO (3)(4) AV / NTM Revenue P / NTM FCF x x 30 120 88.4x 25 100 77.3x 22.3x 20 80 17.6x 61.6x 15 60 47.9x 12.5x 45.6x 9.9x 10 40 9.5x 38.5x 9.0x 5 20 0 0 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Aug-22 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Aug-22 Orange High Growth Software High Growth Security Orange High Growth Software High Growth Security Source: Capital IQ Notes: 1. Market data and Thomson estimates as of 8/12/2022 2. Median of each category shown; High Growth Software includes: Atlassian, Docusign, Smartsheet, Jamf, ZoomInfo, Asana, Sprout Social, Avalara, Pagerduty, Hubspot; High Growth Security includes: Crowdstrike, Okta, Qualys, Rapid7, Tenable, Zscaler 3. FCF defined as operating cash flow less capex 4. FCF multiples above 110.0x shown as N.M. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 14

Software Multiples Have Significantly Compressed From Recent Highs NTM Forward Revenue Multiples of Software Companies Since January 2002 NTM AV / Revenue Multiple 80x All Top-5 Time Software Average Revenue Peak 2021: 67.5x Period Revenue 70x Multiple Multiple Jan 2002 Pre-GFC 7.5x 3.6x Nov 2007 60x Dec 2007 GFC 6.0x 2.8x Jun 2009 Post-GFC Jul 2009 50x 13.1x 5.1x to COVID Jan 2020 COVID to Jan 2020 45.4x 12.0x Peak Oct 2021 40x 2021 Oct 2021 67.5x 14.6x Peak Current 21.0x 6.7x 30x 20x Peak 2021: 14.6x 21.0x 7.4x 10x 6.7x 3.7x 0x All Software Top 5 Software Average of All Software (1998 - 2014) Average of All Software (2014 - ) Source: Capital IQ, as of 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 15

(1)(2)(3) Preliminary Valuation Summary Share Price as of 8/12/2022: $20.21 (4) Public Trading Comparables Revenue (CY23E) $15.19 $21.87 Street Case: 6.0x - 9.0x AV / CY23E Revenue of $415MM $16.00 $23.08 Management Case: 6.0x - 9.0x AV / CY23E Revenue of $440MM Free Cash Flow (CY23E) $16.99 $25.41 Street Case: 30.0x - 45.0x P / CY23E FCF of $105MM $17.42 $26.06 Management Case: 30.0x - 45.0x P / CY23E FCF of $107MM (5) Discounted Equity Value Based on Revenue (CY25E) and discounted 2.4 Years at 11.8% cost of equity $16.20 $23.08 Street Case: 6.0x - 9.0x AV / CY25E Revenue of $569MM $19.35 $27.73 Management Case: 6.0x - 9.0x AV / CY25E Revenue of $697MM Based on Free Cash Flow (CY25E) and discounted 2.4 Years at 11.8% cost of equity $16.63 $22.14 Street Case: 30.0x - 40.0x P / CY25E FCF of $137MM $25.13 $33.47 Management Case: 30.0x - 40.0x P / CY25E FCF of $208MM (5) Discounted Cash Flow Analysis Street Case: 10.8% - 12.8% WACC; 3.0% - 4.0% PGR Management Case: 10.8% - 12.8% WACC; 3.0% - 4.0% PGR TBD Precedent Transaction Multiples Revenue (NTM CY22E) $15.88 $23.91 Street Case: 7.0x - 11.0x AV / NTM Revenue of $374MM $16.39 $24.71 Management Case: 7.0x - 11.0x AV / NTM Revenue of $388MM For Reference Precedent Transaction Premia $24.25 $30.32 20.0% - 50.0% Premium to Unaffected Spot ($20.21) $20.18 $25.22 20.0% - 50.0% Premium to 30-Day Average ($16.81) (7) Historical Trading Range $14.29 $20.21 Last 30 Days $14.29 $20.21 Last 90 Days $14.29 $27.40 Last 365 Days Analyst Price Targets $19.00 $24.00 $28.00 Undiscounted (6) Median $16.99 $21.46 $25.04 Discounted 1 Year @ 11.8% Cost of Equity $0 $5 $10 $15 $20 $25 $30 $35 $40 Notes: 4. Relevant public comparables include: Atlassian, DocuSign, Smartsheet, Jamf, ZoomInfo, Asana, Sprout Social, Avalara, 1. Market data and Thomson estimates as of 8/12/2022; Street financials represent consensus estimates through CY2024E PagerDuty, Hubspot, Okta, Qualys, Rapid7, Tenable, Crowdstrike, Zscaler 2. Management reflects forecast provided by Management on 8/12/2022 5. Valuation date for DEV and DCF as of 8/12/2022 3. Aggregate value and equity value calculations based on standalone Orange valuation and do not reflect any capitalization 6. Cost of equity of 11.8% based on 1.50 Barra predicted beta, 2.8% risk-free rate and 6.0% market risk premium effects resulting from change of control 7. Historical trading range based on daily last sale prices PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 16

Morgan Stanley

# Illustrative Valuation Matrix [1]

$MM other than per share data

| | | | | | | Street Case | | | | | Management Case | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Premium / (Discount) To | | | Fully Diluted | Agg. Value | AV / Revenue | | P / FCF | | AV / ARR | AV / Revenue | | P / FCF | | AV / ARR |
| Price | Current | 30-Day Avg. | 52 Wk. High | Equity Val. | (AV) | CY2022E | CY2023E | CY2022E | CY2023E | Dec-22 | CY2022E | CY2023E | CY2022E | CY2023E | Dec-22 |
| Metric | $20.21 | $17.25 | $27.40 | $3,744 | $3,428 | $334 | $415 | $82 | $105 | $377 | $336 | $440 | $92 | $107 | $378 |
| *Growth Rate / Margin* | | | | | | *35%* | *25%* | *25%* | *25%* | *32%* | *36%* | *31%* | *28%* | *24%* | *33%* |
| $20.21 | 0.0% | 17.2% | (26.2%) | $3,744 | $3,428 | 10.3x | 8.3x | 45.5x | 35.7x | 9.1x | 10.2x | 7.8x | 40.5x | 34.8x | 9.1x |
| $20.00 | (1.0%) | 15.9% | (27.0%) | $3,704 | $3,389 | 10.2x | 8.2x | 45.1x | 35.4x | 9.0x | 10.1x | 7.7x | 40.1x | 34.5x | 9.0x |
| $21.00 | 3.9% | 21.7% | (23.4%) | $3,891 | $3,575 | 10.7x | 8.6x | 47.3x | 37.1x | 9.5x | 10.7x | 8.1x | 42.1x | 36.2x | 9.4x |
| $22.00 | 8.9% | 27.5% | (19.7%) | $4,077 | $3,762 | 11.3x | 9.1x | 49.6x | 38.9x | 10.0x | 11.2x | 8.5x | 44.1x | 37.9x | 9.9x |
| $23.00 | 13.8% | 33.3% | (16.1%) | $4,264 | $3,948 | 11.8x | 9.5x | 51.9x | 40.7x | 10.5x | 11.8x | 9.0x | 46.2x | 39.7x | 10.4x |
| $24.00 | 18.8% | 39.1% | (12.4%) | $4,451 | $4,135 | 12.4x | 10.0x | 54.2x | 42.5x | 11.0x | 12.3x | 9.4x | 48.2x | 41.4x | 10.9x |
| $25.00 | 23.7% | 44.9% | (8.8%) | $4,637 | $4,322 | 13.0x | 10.4x | 56.4x | 44.3x | 11.5x | 12.9x | 9.8x | 50.2x | 43.2x | 11.4x |
| $26.00 | 28.6% | 50.7% | (5.1%) | $4,824 | $4,508 | 13.5x | 10.9x | 58.7x | 46.0x | 12.0x | 13.4x | 10.2x | 52.2x | 44.9x | 11.9x |
| $27.00 | 33.6% | 56.5% | (1.5%) | $5,010 | $4,695 | 14.1x | 11.3x | 61.0x | 47.8x | 12.5x | 14.0x | 10.7x | 54.2x | 46.6x | 12.4x |
| $28.00 | 38.5% | 62.3% | 2.2% | $5,197 | $4,881 | 14.6x | 11.8x | 63.2x | 49.6x | 13.0x | 14.5x | 11.1x | 56.3x | 48.4x | 12.9x |
| $29.00 | 43.5% | 68.1% | 5.8% | $5,383 | $5,068 | 15.2x | 12.2x | 65.5x | 51.4x | 13.5x | 15.1x | 11.5x | 58.3x | 50.1x | 13.4x |
| $30.00 | 48.4% | 73.9% | 9.5% | $5,570 | $5,254 | 15.8x | 12.7x | 67.8x | 53.2x | 14.0x | 15.7x | 11.9x | 60.3x | 51.8x | 13.9x |
| $31.00 | 53.4% | 79.7% | 13.1% | $5,756 | $5,441 | 16.3x | 13.1x | 70.0x | 54.9x | 14.5x | 16.2x | 12.4x | 62.3x | 53.6x | 14.4x |
| $32.00 | 58.3% | 85.5% | 16.8% | $5,943 | $5,627 | 16.9x | 13.5x | 72.3x | 56.7x | 14.9x | 16.8x | 12.8x | 64.3x | 55.3x | 14.9x |

Source: CapIQ, Thomson Consensus

**Notes:**

1. Market data and consensus estimates as of 8/12/2022

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 17

Orange Comparable Company Valuation Benchmarking (1) CY2023E AV / Revenue x 18.0 16.1 15.9 15.1 CY2023E Median: 8.5x CY2023E Median: 8.2x 10.9 9.6 8.3 8.6 8.2 7.8 7.3 6.5 6.6 5.9 6.0 5.6 4.8 (1)(2)(3) CY2023E P / FCF x CY2023E Median: 46.8x CY2023E Median: 36.9x 64.5 60.6 51.3 46.8 39.6 38.6 35.7 34.8 35.2 30.9 29.5 N.M. N.M. N.M. N.M. N.M N.M. Source: Capital IQ, Thomson Consensus Notes: 1. Market data and consensus estimates as of 8/12/2022 High Growth Software High Growth Security Orange Estimates 2. Management reflects forecast provided by Management on 8/12/2022 3. Free cash flow calculated as operating cash flow less capex PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 18

Orange Comparable Regression Analysis (1)(2) (1)(2)(3) AV / Revenue vs. Revenue Growth AV / Revenue vs. Revenue Growth + Free Cash Flow Margin CY2023E AV / Revenue (x) CY2023E AV / Revenue (x) 25 25 R² = 0.40 R² = 0.50 20 20 Atlassian Atlassian Zscaler Crowdstrike Zscaler Crowdstrike 15 ZoomInfo 15 ZoomInfo Sprout Social Sprout Social 10 Qualys 10 Qualys Hubspot Asana Hubspot Street Asana Okta Management Street Management Jamf Tenable Okta PagerDuty PagerDuty Jamf Tenable Rapid7 DocuSign Rapid7 DocuSign 5 5 Smartsheet Smartsheet 0 0 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% CY2023E Revenue Growth (%) CY2023E Revenue Growth + Free Cash Flow Margin (%) Source: Capital IQ, Thomson Consensus Notes: 1. Market data and consensus estimates as of 8/12/2022 2. Management reflects forecast provided by Management on 8/12/2022 High Growth Software High Growth Security 3. Atlassian and Smartsheet excluded from regression as outliers 4. Free cash flow defined as operating cash flow less capital expenditures PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 19

Morgan Stanley

# Orange Comparable Company Operational Benchmarking (1)

CY2023E

### CY2023E Revenue Growth (%)



Management 31
Street 25
Smartsheet 31
Sprout Social 31
Asana 31
ZoomInfo 30
Atlassian 28
PagerDuty 26
Hubspot 24
Jamf 22
DocuSign 12
Crowdstrike 36
Okta 33
Zscaler 32
Rapid7 22
Tenable 21
Qualys 17

### CY2023E Adj. EBITDA Margin (%)



Management 17
Street 16
ZoomInfo 44
Jamf 22
DocuSign 20
Atlassian 20
Hubspot 13
PagerDuty 3
Sprout Social (0)
Smartsheet (2)
Asana (33)
Qualys 38
Crowdstrike 20
Zscaler 16
Tenable 12
Rapid7 9
Okta (1)

### CY2023E Free Cash Flow Margin (%)(2)



Street 25
Management 24
ZoomInfo 38
Atlassian 20
DocuSign 18
Jamf 18
Hubspot 15
PagerDuty 6
Sprout Social 5
Smartsheet 4
Asana (19)
Qualys 36
Crowdstrike 32
Zscaler 25
Tenable 17
Rapid7 11
Okta 7

### CY2023E Rule of (%)(3)



Management 56
Street 50
ZoomInfo 68
Atlassian 48
Jamf 40
Hubspot 39
Sprout Social 36
Smartsheet 35
PagerDuty 31
DocuSign 30
Asana 12
Crowdstrike 68
Zscaler 58
Qualys 52
Okta 40
Tenable 38
Rapid7 33

Orange Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management

**Notes:**

1. Market data and consensus estimates as of 8/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Free cash flow calculated as operating cash flow less capital expenditures
4. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 20

Morgan Stanley

# Discounted Equity Value – Based on CY2025E Revenue

## Street and Management Cases; Value at 12/31/2024 Discounted to 8/12/2022 (1)(2)(5)

$MM, Except Where Noted

| | Street Case | Management Case |
|---|---|---|
| 2025E Revenue | 569 | 697 |
| 2025E Multiple | 8.0x | 8.0x |
| **Implied Future AV** | **$4,554** | **$5,578** |
| (+) Proj. Cash | 582 | 619 |
| (-) Proj. Total Debt | 0 | 0 |
| **Future Equity Value** | **$5,137** | **$6,196** |
| Current FDSO | 185.1 | 185.1 |
| Annual Basic Share Increase (6) | 0.8% | 1.0% |
| Future FDSO | 189.3 | 190.4 |
| Future Price per Share | $27.14 | $32.55 |
| Cost of Equity (Ke) | 11.8% | 11.8% |
| Discount Period (Years) | 2.39 | 2.39 |
| **Price Per Share NPV** | **$20.79** | **$24.94** |

Legend: 3 Month Performance; 12 Month Performance

Current NTM Multiple 8.8x @$20.21

| AV / NTM Multiple | Historical NTM AV / Revenue Multiple (3 Month Performance) | Historical NTM AV / Revenue Multiple (12 Month Performance) | Implied Fully-Diluted Future Share Price (at Dec 2024) (3)(4) – Street Case (CY2025E Revenue, Margin: $569, 16%) | Implied Fully-Diluted Future Share Price (at Dec 2024) (3)(4) – Management Case (CY2025E Revenue, Margin: $697, 26%) | Discounted Fully-Diluted Future Share Price – Street Case | Discounted Fully-Diluted Future Share Price – Management Case |
|---|---|---|---|---|---|---|
| 6.0x | 15% | 4% | $21.15 | $25.26 | $16.20 | $19.35 |
| 7.0x | 45% | 13% | $24.14 | $28.90 | $18.50 | $22.14 |
| 8.0x | 35% | 10% | $27.14 | $32.55 | $20.79 | $24.94 |
| 9.0x | 5% | 6% | $30.13 | $36.20 | $23.08 | $27.73 |
| 10.0x | 0% | 4% | $33.12 | $39.85 | $25.37 | $30.53 |
| 11.0x | 0% | 14% | $36.11 | $43.49 | $27.67 | $33.32 |
| 12.0x | 0% | 9% | $39.10 | $47.14 | $29.96 | $36.11 |
| 13.0x | 0% | 18% | $42.10 | $50.79 | $32.25 | $38.91 |
| 14.0x | 0% | 23% | $45.09 | $54.44 | $34.54 | $41.70 |

Discounted 2.4 Years at 11.8% Cost of Equity

**Notes:**
1. Market data and consensus as of 8/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Assumes future cash balance as of 12/31/2024 of $582MM in Street Case and $619MM in Management Case
4. Cost of equity of 11.8% based on 1.50 Barra predicted beta, 2.8% risk-free rate and 6.0% market risk premium
5. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023
6. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2022 to 2025

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 21

Morgan Stanley

# Discounted Equity Value – Based on CY2025E LFCF

## Street and Management Cases; Value at 12/31/2024 Discounted to 8/12/2022 (1)(2)(4)

$MM, Except Where Noted

| | Street Case | Management Case |
|---|---|---|
| 2025E Revenue | 569 | 697 |
| 2025E FCF | 137 | 208 |
| *2025E FCF Margin* | *24.0%* | *29.8%* |
| 2025E Multiple | 35.0x | 35.0x |
| **Implied Future EV** | **$4,787** | **$7,284** |
| Current FDSO | 185.0 | 185.1 |
| Annual Basic Share Increase (5) | 0.8% | 1.0% |
| Future FDSO | 189.2 | 190.5 |
| Future Price per Share | $25.30 | $38.24 |
| Cost of Equity (Ke) | 11.8% | 11.8% |
| Discount Period (Years) | 2.39 | 2.39 |
| **Price Per Share NPV** | **$19.38** | **$29.30** |

| P / NTM Multiple | Implied Fully-Diluted Future Share Price (at Dec 2024) (3): Street Case (CY2025E LFCF, Margin: $137, 24%) | Implied Fully-Diluted Future Share Price (at Dec 2024) (3): Management Case (CY2025E LFCF, Margin: $208, 30%) | Discounted Fully-Diluted Future Share Price: Street Case | Discounted Fully-Diluted Future Share Price: Management Case |
|---|---|---|---|---|
| 30.0x | $21.71 | $32.80 | $16.63 | $25.13 |
| 35.0x | $25.30 | $38.24 | $19.38 | $29.30 |
| 40.0x | $28.89 | $43.69 | $22.14 | $33.47 |
| 45.0x | $32.49 | $49.13 | $24.89 | $37.64 |

Current NTM Multiple 37.5x @$20.21

Discounted 2.4 Years at 11.8% Cost of Equity

Notes:
1. Market data and consensus as of 8/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Cost of equity of 11.8% based on 1.50 Barra predicted beta, 2.8% risk-free rate and 6.0% market risk premium
4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023
5. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2022 to 2025

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 22

Precedent Software Transaction Multiples Selected Software Transactions NTM Aggregate Value / Revenue Highest Multiple Strategic Select Sponsor Software and Strategic Deals Software Deals 44.9 ~36.7 35.0x+ 25.7 24.9 Orange $20.21/share: 8.8x 16.5 15.7 15.7 13.7 13.6 13.2 11.0 11.0 10.8 10.3 9.3 9.2 9.1 9.0 Median 7.7x 8.3 8.2 8.2 8.0 7.8 7.8 7.6 7.3 7.0 6.8 6.8 6.6 6.6 6.4 5.9 5.3 5.3 5.1 4.9 4.8 4.7 4.6 4.2 4.1 3.8 3.7 3.6 3.4 3.3 3.2 Year 20 21 21 20 18 18 18 17 22 22 18 19 21 14 21 21 16 22 18 19 20 19 20 15 22 21 18 19 18 19 16 16 16 21 21 19 20 17 18 22 18 15 17 17 16 19 16 16 NTM Rev 59% N.A. 20% 33% 30% 39% 25% 31% 16% 18% 24% 38% 20% 23% 10% 8% 21% 16% 14% 14% 12% 14% 18% 19% 19% 15% 16% 3% 24% 16% 16% 28% 28% 8% 10% 7% 4% 16% 4% 26% 7% 8% N.A. 17% 3% 4% 1% 12% Growth Sponsor Deals Strategic Deals Source: Morgan Stanley Database, Capital IQ, Thomson Consensus, Company Filings, Public Information Notes: 1. Twilio / SendGrid multiple as of closing date PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 23

Precedent Technology M&A Premia (1) $1Bn+ Aggregate Value Software Transactions Since 2014 # of Deals = 71 Unaffected Spot Premium % # of deals 20 Median: 30% 17 15 11 8 < 20% 20% - 30% 30% - 40% 40% - 50% 50%+ % Premium % Distribution 28% 24% 21% 11% 15% Unaffected 30-Day Average % 19 Median: 35% # of deals 14 13 13 12 < 20% 20% - 30% 30% - 40% 40% - 50% 50%+ % Premium 18% 27% 20% 17% 18% % Distribution Notes: 1. Transaction data as of August 2022; excludes withdrawn deals PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 24

Initial Market Pull-back Set Off Wave of Sponsor M&A Activity Deal Size ($Bn) $11.2 $6.4 $16.5 $10.4 $6.8 $10.2 $2.8 $8.2 Date 4/26/2021 7/26/2021 1/31/2022 3/20/2022 4/11/2022 6/24/2022 8/3/2022 8/8/2022 Consideration 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash 100% Cash Activist Involvement ����✓✓��✓���� Premium to 34% 20% 24% 31% 32% 34% 63% 27% Unaffected NTM Revenue 10% 20% 3% 16% 18% 26% 19% 16% Growth NTM LFCF Margin 17% (8%) 21% 2% 1% 12% (1%) 1% (1) Rule of 40 28% 12% 24% 18% 19% 38% 18% 17% NTM Purchase Rev 9.3x 10.8x 5.1x 13.5x 13.2x 4.6x 7.6x 9.0x Multiple Source: CapIQ, DealPoint Data Notes: 1. Rule of 40 based on NTM Revenue Growth + NTM FCF Margin PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 25

Morgan Stanley

# Broker Estimates for Orange

### Select Analyst Estimates and Targets (1)

$MM, except per share data

Following Q2'22 Earnings Announcement, broker price targets range decreased from $19-$29

| | | | | | | | Revenue | | | Gross Margin | | | Adj. EBITDA | | | Free Cash Flow | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Broker | | Date of Report | Rating | Current Price Target | Price Target Methodology | Valuation Methodology | CY22E | CY23E | CY24E | CY22E | CY23E | CY24E | CY22E | CY23E | CY24E | CY22E | CY23E | CY24E |
| Cowen | Cowen | 8/4/2022 | Outperform | 28.00 | ~12x CY2023E AV / Revenue | AV / FCF | $335 | $415 | - | 87% | 87% | - | - | - | - | $87 | $123 | - |
| Truist | Truist | 8/4/2022 | Buy | 28.00 | DCF (20x CY2032 FCF TV) | AV / FCF, DCF | $334 | $424 | - | 86% | 85% | - | $54 | $59 | - | $81 | $98 | - |
| Piper Sandler | Piper Sandler | 8/4/2022 | Overweight | 25.00 | DCF (25x CY2026E FCF) | AV / FCF, DCF | $334 | $421 | - | 87% | 85% | - | - | - | - | $83 | $114 | - |
| Canaccord | Canaccord | 8/4/2022 | Buy | 25.00 | ~40x CY2023E AV / FCF | AV / Revenue, AV / FCF | $334 | $421 | - | 87% | 87% | - | - | - | - | $80 | $105 | - |
| Stephens | Stephens | 8/4/2022 | Overweight | 25.00 | 10x CY2023E AV / Revenue | AV / Revenue | $334 | $422 | $515 | 88% | 87% | 87% | $53 | $72 | $98 | $81 | $114 | - |
| Needham | Needham | 8/4/2022 | Buy | 24.00 | 9.7x AV / CY2023E Revenue | AV / Revenue | $334 | $415 | $507 | 87% | 87% | 87% | - | - | - | $80 | $107 | $133 |
| Goldman Sachs | GS | 8/4/2022 | Buy | 22.00 | 85% 7.5x AV / Revenue; 15% Strategic Ppaids | AV / Revenue | $332 | $412 | $492 | 86% | 85% | 85% | $46 | $65 | $90 | $64 | $106 | $146 |
| Morgan Stanley | MS | 8/4/2022 | Equal Weight | 21.00 | 25x CY2027E AV/FCF | AV / FCF | $333 | $413 | $502 | 86% | 86% | 87% | $46 | $60 | $93 | $85 | $84 | $115 |
| Bank of America | BofA | 8/4/2022 | Buy | 20.00 | 7x CY2023E AV / Revenue | AV / Revenue | $334 | $420 | $521 | 87% | 85% | 85% | $57 | $72 | $97 | $79 | $98 | $110 |
| Citi | Citi | 8/5/2022 | Neutral | 20.00 | 8.0x CY2023E AV / Revenue | AV / Revenue | $334 | $394 | $484 | 83% | 78% | 78% | $52 | $63 | $79 | $84 | $98 | $126 |
| UBS | UBS | 8/4/2022 | Neutral | 19.00 | 8.0x CY2023E AV / Revenue | AV / Revenue | $333 | $407 | $475 | 87% | 87% | 88% | $60 | $75 | $89 | $82 | $95 | $109 |
| **Mean** | | | | **$23.36** | | | **$334** | **$415** | **$499** | **87%** | **85%** | **85%** | **$53** | **$66** | **$91** | **$81** | **$104** | **$123** |
| **Median** | | | | **$24.00** | | | **$334** | **$415** | **$502** | **87%** | **86%** | **87%** | **$53** | **$65** | **$92** | **$81** | **$105** | **$121** |

Post earnings, median CY22 revenue estimates increased from $332; CY23 estimates decreased from $417

**Notes:**
1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PRELIMINARY VALUATION PERSPECTIVES 26

APPENDIX Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 27

Morgan Stanley

# Adjusted EBITDA to Free Cash Flow Reconciliation

## Historicals

### CY2019A

$MM


Change in NWC
1
1
55
(11)
(10)
(4)
5
(8)
30
(11)
19
Adj. EBITDA
Interest and Taxes
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|
| 1% | 1% | 46% | (9%) | (8%) | (3%) | 4% | (6%) | 25% | (9%) | 16% |

### CY2020A

$MM


Change in NWC
16
(1)
47
(7)
(8)
1
2
(5)
45
(8)
37
Adj. EBITDA
Interest and Taxes
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|
| 9% | (1%) | 27% | (4%) | (5%) | 0% | 1% | (3%) | 26% | (5%) | 21% |

### CY2021A

$MM


Change in NWC
42
(5)
77
(14)
(15)
(6)
9
(10)
77
(6)
71
Adj. EBITDA
Interest and Taxes
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|
| 17% | (2%) | 31% | (6%) | (6%) | (3%) | 4% | (4%) | 31% | (2%) | 29% |

**Note**: Change in deferred commissions net of deferred commissions amortization to reflect broker treatment of projections

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 28

Morgan Stanley

# Adjusted EBITDA to Free Cash Flow Reconciliation

## Management Forecast

### CY2022E

$MM


Change in NWC
49
(3)
2
99
(15)
(21)
9
(7)
(10)
103
(11)
92
Adj. EBITDA
Interest and Taxes
Capitalized Stock-Based Comp
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Capitalized Stock-Based Comp | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 15% | (1%) | 1% | 29% | (4%) | (6%) | 3% | (2%) | (3%) | 30% | (3%) | 27% |

### CY2023E

$MM


Change in NWC
76
(10)
3
99
(10)
(30)
(1)
6
(11)
122
(14)
107
Adj. EBITDA
Interest and Taxes
Capitalized Stock-Based Comp
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Capitalized Stock-Based Comp | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 22% | (3%) | 1% | 29% | (3%) | (9%) | (0%) | 2% | (3%) | 36% | (4%) | 32% |

### CY2024E

$MM


Change in NWC
132
(30)
2
118
(15)
(35)
(1)
1
(11)
161
(10)
151
Adj. EBITDA
Interest and Taxes
Capitalized Stock-Based Comp
Deferred Revenue
AR
Deferred Commissions
Prepaid and Other Assets
AP and Other Liabilities
Capitalized Content and Other
Cash Flow From Operating Activities
PP&E and Capitalized Software
Free Cash Flow

**Margin / Impact to Margin (%)**

| Adj. EBITDA | Interest and Taxes | Capitalized Stock-Based Comp | Deferred Revenue | AR | Deferred Commissions | Prepaid and Other Assets | AP and Other Liabilities | Capitalized Content and Other | Cash Flow From Operating Activities | PP&E and Capitalized Software | Free Cash Flow |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 39% | (9%) | 1% | 35% | (4%) | (10%) | (0%) | 0% | (3%) | 48% | (3%) | 45% |

**Notes**: Change in deferred commissions net of deferred commissions amortization to reflect broker treatment of projections

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 29

Weekly Movement in Orange Stock Price Since Market Peak Weekly Share Price Change since Week of 11/1/2022 Count of Weekly Change Since the Week Beginning 11/1/22 # 16 12 8 4 1 <2.5% 2.5% - 5.0% 5.0% - 7.5% 7.5% - 10.0% >10.0% Source: Capital IQ Notes: 1. Market data as of 8/12/2022 2. Weekly change calculated as absolute difference in closing share price on Friday of respective week relative to closing share price on Friday of prior week PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 30

Morgan Stanley

# Orange Comparable Company Operational Benchmarking (1)

CY2022E

CY2022E Revenue Growth (%) | CY2022E Adj. EBITDA Margin (%) | CY2022E Free Cash Flow Margin (%)(2) | CY2022E Rule of (%)(3)



Management 36
Street 35
ZoomInfo 44
Asana 42
Smartsheet 37
Sprout Social 35
Atlassian 31
Hubspot 30
PagerDuty 30
Jamf 30
DocuSign 17
Crowdstrike 52
Zscaler 48
Okta 40
Rapid7 28
Tenable 25
Qualys 18
Management 15
Street 16
ZoomInfo 43
Atlassian 20
DocuSign 20
Jamf 18
Hubspot 12
PagerDuty (1)
Sprout Social (3)
Smartsheet (7)
Asana (48)
Qualys 41
Crowdstrike 18
Zscaler 14
Tenable 9
Rapid7 7
Okta (5)
Management 28
Street 25
ZoomInfo 35
Atlassian 26
DocuSign 19
Jamf 15
Hubspot 14
Sprout Social 3
PagerDuty 2
Smartsheet 1
Asana (31)
Qualys 37
Crowdstrike 31
Zscaler 21
Tenable 16
Rapid7 7
Okta 4
Management 64
Street 60
ZoomInfo 80
Atlassian 56
Jamf 45
Hubspot 44
Smartsheet 39
Sprout Social 38
DocuSign 36
PagerDuty 32
Asana 11
Crowdstrike 83
Zscaler 69
Qualys 56
Okta 43
Tenable 41
Rapid7 36

Orange Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management
**Notes:**
1. Market data and consensus estimates as of 8/12/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Free cash flow calculated as operating cash flow less capital expenditures
4. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 31

Illustrative Discounted Equity Value Over Time Street Case; Discounted to 8/12/2022 Future Share Price Discounted Future Share Price $ per Share $ per Share $40.00 $40.00 $35.00 $35.00 $33.12 $28.56 $30.00 $30.00 $25.37 $24.47 $24.24 $27.14 $25.00 $25.00 $23.21 $21.90 $21.90 $23.37 $20.00 $20.00 $21.15 $20.79 $20.21 $20.21 $20.02 $19.80 $18.96 $18.17 $17.89 $17.89 $15.00 $15.00 $16.20 $15.57 $15.36 $14.71 $13.88 $13.88 $10.00 $10.00 $5.00 $5.00 $0.00 $0.00 Current Dec-22 Dec-23 Dec-24 Current Dec-22 Dec-23 Dec-24 Net Cash ($MM) $315 $357 $461 $582 Net Cash ($MM) $315 $357 $461 $582 Notes: 1. Market data and consensus as of 8/12/2022 6.0x NTM Revenue Current Share Price 8.0x NTM Revenue 10.0x NTM Revenue 2. Cost of equity of 11.8% based on 1.50 Barra predicted beta, 2.8% risk-free rate and 6.0% market risk premium 3. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2024 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 32

Illustrative Discounted Equity Value Over Time Management Case; Discounted to 8/12/2022 Future Share Price Discounted Future Share Price $ per Share $ per Share $40.00 $39.85 $40.00 $35.00 $35.00 $31.97 $30.53 $32.55 $30.00 $30.00 $27.39 $25.59 $24.51 $25.00 $25.00 $22.63 $22.63 $26.10 $25.26 $24.94 $20.21 $20.21 $22.36 $20.00 $20.00 $20.88 $20.23 $20.00 $19.35 $18.47 $18.47 $17.33 $15.00 $15.00 $16.18 $15.50 $14.31 $14.31 $10.00 $10.00 $5.00 $5.00 $0.00 $0.00 Current Dec-22 Dec-23 Dec-24 Current Dec-22 Dec-23 Dec-24 Net Cash ($MM) $315 $360 $467 $619 Net Cash ($MM) $315 $360 $467 $619 Notes: 1. Market data and consensus as of 8/12/2022 6.0x NTM Revenue Current Share Price 8.0x NTM Revenue 10.0x NTM Revenue 2. Management reflects forecast provided by Management on 8/12/2022 3. Cost of equity of 11.8% based on 1.50 Barra predicted beta, 2.8% risk-free rate and 6.0% market risk premium 4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2024 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 33

Morgan Stanley

# Research Perspectives On Orange

## Target Price Summary [1]

Price Per Share ($)

| Analyst | Current Price Target | Premium / (Discount) to Current |
|---|---|---|
| Broker 1 | $28.00 | 39% |
| Broker 2 | $28.00 | 39% |
| Broker 3 | $25.00 | 24% |
| Broker 4 | $25.00 | 24% |
| Broker 5 | $25.00 | 24% |
| Broker 6 | $24.00 | 19% |
| Broker 7 | $22.00 | 9% |
| Broker 8 | $21.00 | 4% |
| Broker 9 | $20.00 | -1% |
| Broker 10 | $20.00 | -1% |
| Broker 11 | $19.00 | -6% |
| Mean | $23.36 | 16% |
| Median | $24.00 | 19% |
| Current Price | $20.21 | |

## Valuation Methodology [1][2]

% Methodology



DCF
10%
AV / Revenue
50%
FCF Multiple
40%

## Orange Analyst Perspectives [1]

% / Price Per Share ($)



Median target price 18.8% above share price
100%
80%
60%
40%
20%
0%
$40
$32
$24
$16
$8
$0
30%
70%
30%
70%
20%
80%
18%
82%
18%
82%
18%
82%
18%
82%
18%
82%
18%
82%
17%
83%
17%
83%
17%
83%
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Buy
Hold
Sell
Median Target Price
Share Price

### Positives

| | |
|---|---|
| Competitive Positioning | "Pipeline remains strong, with no signs of slowdown or sales cycle elongation, and believe the business focus has an inherent resiliency to economic cycles, helping enterprises reduce costly malicious attacks."<br><br>"Orange is offering a security tool that prevents social engineering attacks, which is how the vast majority of breaches are accomplished. And as companies in this predominantly greenfield market become more informed about security at the human layer, we think Orange's category leadership positions it for solid demand" |
| Platform Expansion | "Orange checked all the key boxes with its second quarter print – customer adds were healthy (including the largest deal in company history), international continues to increase as a percent of the mix, multi-product customers are growing quickly, and the firm had a strong cash flow quarter and increased its margin guide for the year"<br><br>"International markets have been a key growth pillar for the company the last year and a half, growing north of 50% in 2Q22 (17.4% of total revenue)" |

### Considerations

| | |
|---|---|
| Macroeconomic Impacts | "Company sounded more bullish on 2H expectations - indicating they're not incorporating much conservatism beyond typical levels into guidance. This admission likely leaves investors uneasy given Orange's 88% SMB exposure and risk of seat churn, however the company is not yet seeing any negative trends around retention rates and deserves credit for consistent execution"<br><br>"Risk to per seat model if unemployment levels begin to tick up – Company noted that headcount reductions have been concentrated in start-ups / high tech areas and are not happening economy-wide. Orange experienced this in COVID and bounced back, but this is currently not happening" |
| International Expansion | "The company has struggled to keep pace with growth investments in the [international] region, particularly as hiring has seen challenges and delays" |

Notes:
1. Market data and consensus estimates as of 8/12/2022 per Capital IQ
2. Reflects disclosed valuation methodologies for available research analysts

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 34

Consistent Beat and Raise (1) Performance vs. Street Estimates Since IPO $MM Q1 FY2021 Q2 FY2021 Q3 FY2021 Q4 FY2021 Q1 FY2022 Q2 FY2022 Q3 FY2022 Revenue Prior Consensus 54.2 59.0 64.7 69.4 79.0 85.4 Guidance 56.0 61.0 67.0 72.5 79.0 85.5 Guidance vs. Prior Consensus +3.4% +3.4% +3.6% +4.5% +0.1% +0.1% Street Consensus 51.0 56.3 61.5 67.1 73.0 79.5 Actual Results 53.6 59.4 64.1 69.3 75.0 80.8 Actual vs. Consensus +4.9% +5.4% +4.3% +3.3% +2.8% +1.6% Non-GAAP Operating Income Street Consensus (1.0) (3.0) 1.1 2.6 5.6 5.1 Actual Results 5.9 4.5 3.0 15.1 9.0 11.0 Actual vs. Consensus N.M. N.M. +180.0% +476.4% +62.1% +116.1% (2) FCF Street Consensus 2.8 0.5 7.3 5.3 8.9 12.8 Actual Results 21.3 13.5 18.8 20.2 24.1 20.7 Actual vs. Consensus +660.9% +2464.4% +157.1% +278.5% +170.4% +61.2% Source: Capital IQ, Thomson Estimates Notes: 1. Thomson estimates as of 8/12/2022 2. FCF defined as Operating Cash Flow less CapEx PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 35

Preliminary Orange Financial Summary Street Case (1) Street Case Selected Financial Data $MM CY19A CY20A CY21A CY22E CY23E CY24E Income Statement Revenue 121 175 246 334 415 490 % Revenue Growth 45% 41% 35% 25% 18% (2) Adj. EBITDA 1 16 42 53 66 89 Margin % 1% 9% 17% 16% 16% 18% (2) Adj. EBIT (7) 4 29 36 46 66 Margin % (6%) 2% 12% 11% 11% 14% Cash Flow Items Depreciation & Amortization 8 12 14 17 21 23 Capitalized Content Costs (6) (5) (7) (10) (10) (8) Stock-Based Compensation 118 5 18 25 30 33 Change in NWC 35 35 50 48 60 58 Capital Expenditures (11) (8) (6) (7) (9) (11) Cash Taxes 0 0 (3) (3) (4) (8) Unlevered Free Cash Flow 19 37 78 81 103 120 Notes: 1. Street Case per Capital IQ as of 8/12/2022 2. Adj. financials are unburdened by stock based compensation; non-GAAP financials conform to Orange Management non-GAAP reporting PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 36

Preliminary Orange Financial Summary (Cont’d) Management Case (1) Management Case Selected Financial Data $MM CY19A CY20A CY21A CY22E CY23E CY24E CY25E Income Statement Revenue 121 175 246 336 440 555 697 % Revenue Growth 45% 41% 36% 31% 26% 26% (2) Adj. EBITDA 1 16 42 49 75 132 213 Margin % 1% 9% 17% 15% 17% 24% 31% (2) Adj. EBIT (7) 4 29 35 60 111 189 Margin % (6%) 2% 12% 10% 14% 20% 27% Cash Flow Items Depreciation & Amortization 8 12 14 14 16 21 25 Capitalized Content Costs (6) (5) (7) (10) (11) (9) (7) Stock-Based Compensation 118 5 18 26 39 42 42 Capitalized SBC 0 0 0 2 3 2 2 Change in NWC 35 35 50 64 65 69 63 Capital Expenditures (11) (8) (6) (11) (14) (10) (13) Cash Taxes 0 0 (1) (1) (5) (25) (44) Unlevered Free Cash Flow 19 37 79 92 109 158 213 Notes: 1. Illustrative case based reflecting forecast provided by Orange Management on 8/12/2022 2. Adj. financials are unburdened by stock based compensation; non-GAAP financials conform to Orange Management non-GAAP reporting PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 37

Orange Capitalization Summary and Aggregate Value Build (1)(2)(3) $MM, Except Where Noted Current Spot Current Share Price ($) $20.21 Basic Total Shares Outstanding (#MM) 175.7 Shares Weighted Avg Diluted Shares Outstanding Dilutive Instruments (#MM) Strike Price ($) (#MM) RSUs Outstanding 2.79 0.00 2.79 Options Outstanding 8.04 $3.25 6.75 Total 9.54 Debt Amount Total Debt - Fully Diluted Shares Outstanding (#MM) 185.2 Fully Diluted Equity Value $3,744 (+) Debt Principal - (-) Cash ($315) Fully Diluted Aggregate Value $3,428 Notes: 1. Market data as of 8/12/2022 2. Debt balance, options, and RSUs as of 6/30/2022 3. Assumes $315MM Cash and 175.7MM basic shares outstanding as of 6/30/2022 per 10Q PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 38

Shareholder Analysis Shares in MM, as of 4/6/2022 Less Class A Class B Total Basic Adjusted Shareholder Common Common % Total Total Votes % Total Affiliated % Total Shares Votes Stock Stock Elephant - 37.1 37.1 21.2% 370.7 33.9% (37.1) - -% KKR - 26.1 26.1 14.9% 261.2 23.9% (26.1) - -% Vista 1.9 14.6 16.4 9.4% 147.5 13.5% (16.4) - -% Goldman Sachs - 9.2 9.2 5.2% 91.7 8.4% - 91.7 34.2% Kevin Mitnick 2.5 6.9 9.4 5.4% 71.5 6.5% - 71.5 26.7% Stu Sjouwerman 0.1 4.4 4.5 2.6% 43.9 4.0% (4.5) - -% Krish Venkataraman 0.2 1.6 1.8 1.1% 16.3 1.5% - 16.3 6.1% Lars Letonoff 0.6 - 0.6 0.3% 0.6 0.1% (0.6) - -% Kevin Klausmeyer - 0.5 0.5 0.3% 4.7 0.4% - 4.7 1.7% Gerhard Watzinger - 0.7 0.7 0.4% 7.0 0.6% - 7.0 2.6% Kara Wilson - 0.7 0.7 0.4% 7.0 0.6% - 7.0 2.6% Other Common Shareholders 67.5 0.3 67.7 38.8% 70.1 6.4% - 70.1 26.1% Totals 72.8 101.9 174.7 100.0% 1,092.0 100.0% 268.2 100.0% Notes: 1. Share counts as of 4/6/2022 Proxy, total share count does not tie to detailed Aggregate Value build as those chare counts are as of the 2Q22 filing and detailing sharecount ownership is not provided PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 39

WACC Calculation (1)(2) (1) Predicted Beta Orange WACC Analysis 1.6 WACC Calculation 1.5 Low Base High Market Risk Premium 6.0% 6.0% 6.0% 1.4 (2) Barra Predicted Beta 1.50 1.50 1.50 1.3 Risk Free Rate - 10-Year Spot as of 08/12/22 2.8% 2.8% 2.8% 1.2 1.1 Sensitivity Adjustment (1.0%) 0.0% 1.0% 1 Cost of Equity 10.8% 11.8% 12.8% Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt - - - Tax Rate 25% 25% 25% After-Tax Cost of Debt - - - Total Debt / Total Capitalization - - - WACC 10.8% 11.8% 12.8% Notes: 1. Market data as of 8/12/2022 2. Barra Beta per Capital IQ as of 8/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 40 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Aug-22

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